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                                                                     Exhibit 2.4


                                                  Execution Version



                          DATED AS OF JANUARY 29, 2007


                                     BETWEEN

                           GATX FINANCIAL CORPORATION
                                    as Seller

                                       and

                       MACQUARIE AIRCRAFT LEASING LIMITED
                                    as Buyer

                        RELATING TO THE SALE AND PURCHASE

                                       of

                              THE GATX AIR BUSINESS

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                          THIRD SUPPLEMENTAL AGREEMENT

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THIRD SUPPLEMENTAL AGREEMENT dated as of January 29, 2007 between GATX Financial
Corporation, a Delaware corporation ("SELLER"), and Macquarie Aircraft Leasing Limited, a company incorporated under the laws of the Republic of Ireland ("BUYER").

WITNESSETH:

WHEREAS, Seller and Buyer entered into the Sale and Purchase Agreement.

WHEREAS, Seller and Buyer entered into the First Supplemental Agreement and Second Supplemental Agreement amending the Sale and Purchase Agreement and agreeing certain additional matters.

WHEREAS, Seller and Buyer wish to make a certain further amendment to the Sale and Purchase Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:


1.      DEFINITIONS

1.1     Definitions

        As used in this Third Supplemental Agreement (including the recitals hereto) and save as otherwise defined herein, terms defined in the Sale and Purchase Agreement shall bear the same respective meanings ascribed to them in the Sale and Purchase Agreement when used in this Third Supplemental Agreement and:

        "FIRST SUPPLEMENTAL AGREEMENT" means the Supplemental Agreement dated as of November 30, 2006 between Seller and Buyer amending and supplementing the Sale and Purchase Agreement;

        "SECOND SUPPLEMENTAL AGREEMENT" means the Supplemental Agreement dated as of 17 January 2007 between Seller and Buyer amending and supplementing the Sale and Purchase Agreement; and

        "SALE AND PURCHASE AGREEMENT" means the Sale and Purchase Agreement dated as of September 28, 2006 between Seller and Buyer.

1.2     Other Definitional and Interpretative Provisions

        Clause 1.2 of the Sale and Purchase Agreement is hereby deemed to be incorporated herein as if all references therein to "this Agreement" were references to this Third Supplemental Agreement.


2.      AMENDMENT

        The Sale and Purchase Agreement is amended as follows: the expression "sixty (60)" which appears in line 1 of Clause 2.9.1 is deleted and replaced with the expression "one hundred and twenty (120)".




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3.      MISCELLANEOUS

3.1     The provisions of Clauses 13.1, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8 and
        13.10 are hereby deemed to be incorporated herein as if all references therein to "this Agreement" were references to this Third Supplemental Agreement.

3.2 References to "this Agreement" in the Sale and Purchase Agreement are deemed to be references to the Sale and Purchase Agreement as amended by this Third Supplemental Agreement.



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IN WITNESS WHEREOF, the parties to this Third Supplemental Agreement have caused this Third Supplemental Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



Seller

GATX FINANCIAL CORPORATION

By:              /s/ Robert C. Lyons
        --------------------------------------------
        Name:    Robert C. Lyons
        Title:   Vice President and Chief
                 Financial Officer



Buyer

MACQUARIE AIRCRAFT LEASING LIMITED

By:              /s/ Stephen Moulton
        --------------------------------------------
        Name:    Stephen Moulton
        Title:   Attorney-in-Fact

        --------------------------------------------